EXHIBIT 99.2


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

   GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.



     FOR THIS TYPE OF ACCOUNT:                    GIVE THE SOCIAL SECURITY NUMBER OF--
     1. An individual's account                   The individual

     2. Two or more individuals (joint account)   The actual owner of the account or, if
                                                  combined funds, any one of the
                                                  individuals(1)

     3. Husband and wife (joint account)          The actual owner of the account or, if
                                                  joint funds, either person(1)

     4. Custodian account of a minor (Uniform     The minor(2)
        Gift to Minors Act)

     5. Adult and minor (joint account)           The adult or, if the minor is the only
                                                  contributor, the minor(1)

     6. Account in the name of guardian or        The ward, minor, or incompetent person(3)
        committee for a designated ward, minor,
        or incompetent person

     7. a. The usual revocable savings trust      The grantor-trustee(1)
        account (grantor is also trustee)

        b. So-called trust account that is not    The actual owner(1)
        a legal or valid trust under state law

     8. Sole proprietorship account               The owner(4)


     FOR THIS TYPE OF ACCOUNT:                    GIVE THE EMPLOYER IDENTIFICATION NUMBER
                                                  OF--

     9. A valid trust, estate, or pension trust   Legal entity (do not furnish the
                                                  identifying number of the personal
                                                  representative or trustee unless the
                                                  legal entity itself is not designated in
                                                  the account title.)(5)

     10.    Corporate account                     The corporation

     11.    Religious, charitable, or             The organization
            educational organization account

     12.    Partnership account held in the       The partnership
            name of the business

     13.    Association, club, or other tax-      The organization
            exempt organization

     14.    A broker or registered nominee        The broker or nominee

     15.    Account with the Department of        The public entity
            Agriculture in the name of a public
            entity (such as a state or local
            government, school district, or
            prison) that receives agricultural
            program payments

    (1)    List first and circle the name of the person whose number you furnish.
    (2)    Circle the minor's name and furnish the minor's social security number.
    (3)    Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
    (4)    Show the name of the owner. You may also enter your business or "doing business as" name.  Furnish the owner's social security number or the employer identification number of the sole proprietorship.
    (5)    List first and circle the name of the legal trust, estate, or pension trust.

    NOTE:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


    OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at an office of the Social Security Administration or the Internal Revenue Service.

    To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

    PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:
      - A corporation.
      - A financial institution.
      - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
      - The United States or any agency or instrumentality thereof.
      - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
      - A foreign government or a political subdivision, agency or instrumentality thereof.
      - An international organization or any agency or instrumentality thereof.
      - A registered dealer in securities or commodities registered in the United States or a possession of the United States.
      - A real estate investment trust.
      - A common trust fund operated by a bank under section 584(a).
      - An entity registered at all times during the tax year under the Investment Company Act of 1940.
      - A foreign central bank of issue.

      Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
      - Payments to nonresident aliens subject to withholding under section
        1441.
      - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
      - Payments of patronage dividends where the amount received is not paid in money.
      - Payments made by certain foreign organizations.
      - Payments made to a nominee.

      Payments of interest not generally subject to backup withholding include the following:
      - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer 5 trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.
      - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
      - Payments described in section 6049(b) (5) to nonresident aliens.
      - Payments on tax-free covenant bonds under section 1451.
      - Payments made by certain foreign organizations.
      - Payments made to a nominee.

    EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

      Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

    PENALTIES
    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
    (2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

                 FOR ADDITIONAL INFORMATION CONTACT YOUR
                     TAX CONSULTANT OR THE INTERNAL
                           REVENUE SERVICE

      Unless otherwise noted herein, all references to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.